[GRAPHIC OMITTED]                                  FOR IMMEDIATE RELEASE

                                                   For more information contact:
                                                   Investor Relations
                                                   (303) 414-5347
                                                   Investor_relations@icgcom.com




                     ICG Reports First Quarter 2000 Results

           174,000 Lines, $157 Million Revenue and $19 Million EBITDA

ENGLEWOOD, COLORADO (April 26, 2000) - ICG Communications, Inc. (NASDAQ: ICGX) today announced first quarter results that reflect another record for access line installations, adding 174,000 lines for its ISP and business customers. The Company ended the first quarter with approximately 905,000 access lines in service, a 116 percent increase over first quarter 1999. First quarter revenue was $157.2 million, an increase of $52.9 million, or 51 percent over first quarter 1999, and EBITDA was $19.2 million, an increase of $11.4 million, or 144 percent, over the comparable period in 1999.

"We set forth an aggressive growth plan for 2000, and we are right on track to meet our commitments," said ICG Chairman and Chief Executive Officer, J. Shelby Bryan. "I am confident that the combination of our experienced management team, substantial new funding and our demonstrated sales and provisioning capability will enable ICG to continue to successfully meet its targets."

--------------------------------------------------------------------------------
Invitation: Today, ICG executive management is hosting a conference call and simultaneous Webcast at 9:00 a.m. mountain time, 11:00 a.m. eastern time. Please log on to the ICG Web page at www.icgcom.com to view and listen to our year-end results discussion. The Webcast will remain available for replay on the ICG Web site.
--------------------------------------------------------------------------------

First Quarter Review

In addition to record line installations in the quarter, the Company received orders for approximately 200,000 new lines and exited the first quarter with a backlog of approximately one-half million lines to be installed during the remainder of the year. Both sales and provisioning capabilities are on track to deliver substantial growth in 2000.

First quarter network expansion included deployment of four new switches located in Ontario, California, Irvine, California, Miami, Florida and Garfield Heights, Ohio. The Company increased capacity in its new and existing markets, increasing total switch port capacity by over 200,000 during the quarter. In addition, by the end of the quarter the Company had leased the sites, ordered equipment and entered into interconnection agreements related to its 22-market expansion plan.

During the first quarter ICG continued to add significant network capacity. The Company increased its nationwide network backbone to OC12 from OC3, effectively increasing capacity by a factor of four, and is on schedule to increase capacity further to OC48 by mid-year.

As part of its Internet gateway strategy, ICG acquired CPUs, or servers, that will be installed in over 150 locations by the end of the third quarter. As the Company phases in these servers, advanced network management capabilities such as application distribution and content management and delivery services will be offered to Internet service provider (ISP) customers and content providers.

Financial Review

        Revenue

First quarter revenue was $157.2 million, an 11 percent increase over the fourth quarter 1999 and a 51 percent increase over the first quarter 1999 as adjusted for discontinued operations. Local services revenue of $102.6 million contributed 65 percent of total revenue and includes revenue from regional business customers, ISP customers and associated reciprocal compensation revenue for call termination. Special access revenue of $39.8 million compares to $38.5 million in the fourth quarter 1999, with each period recognizing revenue from a long-term fiber optic lease agreement of $11.5 million and $13.0 million, respectively. Special access revenue was up 77 percent compared to the first quarter 1999. Long distance revenue was $4.3 million and switched termination revenue was $10.5 million.

        Operating Costs and Gross Operating Margin

First quarter operating costs were $82.9 million resulting in a gross margin on sales of 47 percent. Operating costs were $59.5 million in the fourth quarter 1999, which benefited from identification of $9.5 million in capitalized costs related to capital activities during the second and third quarters of 1999. First quarter 1999 operating costs were $53.6 million

        Selling, General and Administrative (SG&A) Expenses

First quarter SG&A expenses were $55.1 million. SG&A expenses were $12.3 million higher than the same period in 1999 as a result of the Company scaling its business.

        Earnings

The first quarter loss from continuing operations was $121.3 million, or $2.52 per share. This compares to a loss from continuing operations of $86.2 million, or $1.85 per share, in the first quarter 1999, and compares to a loss of $100 million, or $2.10 per share, in the fourth quarter 1999.

        Reciprocal Compensation

During the first quarter, ICG entered into an agreement with Bell South that defines terms for reciprocal compensation for the next three years. This agreement provides increased certainty related to the amount of reciprocal compensation that the Company expects to receive in future periods.

        Capital Expenditures and Liquidity

Capital expenditures for the first quarter were $216.4 million, which included $57.5 million for long-haul network capacity acquired under long-term lease. The Company drew down $95.0 million in long-term debt under its senior banking facility. The Company ended the quarter with $71.8 million in cash and short-term investments.

Enhanced Management Team

ICG continued to add strong leadership in key areas of the company. Jim Washington joined the Company as Executive Vice President of Network Services, Pam Jacobson as Executive Vice President of Sales and Marketing and Terry Wingfield, Jr. as Executive Vice President of Corporate Development.

Subsequent to Quarter-end

The Company completed the previously announced equity transaction for a private placement of $750 million in convertible preferred shares. In addition, the Company finalized agreements with vendors for approximately $200 million in financing for network equipment. These transactions together with operating cash flow are expected to fund the Company's 2000 expansion program as well as capital plans into 2001.



Forward Looking Statement Disclosure

Information and statements presented in this press release may contain forward looking disclosures, expressed or implied, that are based on the beliefs of management as well as assumptions made based on information currently available to management. These forward looking statements and information involve risks and uncertainties including, but not limited to, the ability of the Company to raise capital, future demand for the Company's services, general economic conditions, government regulations, competition and customer strategies, capital deployment, the impact of pricing and other risks and uncertainties. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this press release as anticipated, believed, estimated or expected. These risks are detailed from time to time in various reports filed by ICG with the Securities and Exchange Commission, including Forms 10-K (filed for the year-ended December 31, 1999) and Forms 10-Q filed quarterly subsequent to March 31, June 30 and September 30, 1999.


                            Key Operating Statistics

----------------------------------------------------------------- ---------------- ----------------
                                                           As of   Mar. 31, 2000    Dec. 31, 1999
----------------------------------------------------------------- ---------------- ----------------
Access lines/ports in service                                             904,629          730,975
----------------------------------------------------------------- ---------------- ----------------
Total port capacity (customer port equivalent)                          1,137,439          932,143
----------------------------------------------------------------- ---------------- ----------------
Fiber route miles (operational)                                             4,807            4,596

   Under construction                                                         368              531
----------------------------------------------------------------- ---------------- ----------------
Buildings connected

   On network                                                               1,046              963
   Hybrid                                                                   7,746            7,115
          Total buildings connected                                         8,792            8,078
----------------------------------------------------------------- ---------------- ----------------
Switches

   Circuit                                                                     35               31
   Data- Frame relay                                                           16               16
   Data- ATM                                                                   24               24
          Total switches                                                       75               71
----------------------------------------------------------------- ---------------- ----------------
Long-haul capacity under long-term leases:

        Miles                                                              18,000           18,000
        Capacity                                                             OC12             OC 3
----------------------------------------------------------------- ---------------- ----------------
Collocations with ILECs                                                       183              147
----------------------------------------------------------------- ---------------- ----------------
VoIP Gateways                                                                 181              140
----------------------------------------------------------------- ---------------- ----------------

ICG Press Release, 4/26/00, Page 6

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
($ in thousands, except per share data)


                                                                              Comparative periods
                                                  Three months         Sequential           Year-over-year
                                                     ended,        Three months ended,     Three months ended,
                                                    3/31/00         12/31/99    % Change    3/31/99   % Change
-------------------------------------------------------------------------------------------------------------
Revenue:
     Local services                                 $ 102,595        $ 86,318     19%       $ 67,399     52%
     Long distance                                      4,284           3,968      8%          5,131    (17%)
     Special access                                    39,831          38,524      3%         22,562     77%
     Switched terminating access                       10,514          13,265    (21%)         9,239     14%
-------------------------------------------------------------------------------------------------------------
     Total revenue                                    157,224         142,075     11%        104,331     51%
-------------------------------------------------------------------------------------------------------------
Operating costs                                       (82,902)        (59,536)    39%        (53,649)    55%
Selling, general and administrative                   (55,089)        (59,415)    (7%)       (42,808)    29%
-------------------------------------------------------------------------------------------------------------
     EBITDA (before nonrecurring and
     noncash charges)                                  19,233          23,124    (17%)         7,874    144%
-------------------------------------------------------------------------------------------------------------
Depreciation and amortization                         (64,599)        (48,102)    34%        (36,375)    78%
Provision for impairment of long-lived assets               -          (2,515)     NA              -      NA
Other, net                                               (432)           (296)    46%            933   (146%)
-------------------------------------------------------------------------------------------------------------
     Operating loss                                   (45,798)        (27,789)    65%        (27,568)    66%
-------------------------------------------------------------------------------------------------------------
Interest expense                                      (62,634)        (60,783)     3%        (47,438)    32%
Interest income                                         3,277           4,631    (29%)         4,104    (20%)
Other, net                                                459             154    198%           (500)  (192%)
-------------------------------------------------------------------------------------------------------------
Loss from continuing operations before income taxes,
     preferred dividends and extraordinary gain      (104,696)        (83,787)    25%        (71,402)    47%
-------------------------------------------------------------------------------------------------------------
Income tax expense                                          -             (25)     NA              -      NA
Accretion and preferred dividends on preferred
     securities of subsidiaries                       (16,637)        (16,158)     3%        (14,804)    12%
-------------------------------------------------------------------------------------------------------------
Loss from continuing operations before extraordinary
     gain                                            (121,333)        (99,970)    21%        (86,206)    41%
-------------------------------------------------------------------------------------------------------------
Discontinued operations:
     (Loss) income from discontinued operations             -            (981)     NA           (111)     NA
     (Loss) gain on disposal of discontinued operations     -          45,784      NA              -      NA
-------------------------------------------------------------------------------------------------------------
                                                            -          44,803      NA           (111)     NA
-------------------------------------------------------------------------------------------------------------
Extraordinary gain on sales of operations
      of NETCOM, net of income taxes                     (301)          2,482   (112%)       193,029   (100%)
-------------------------------------------------------------------------------------------------------------
Net ( loss) income                                 $ (121,634)      $ (52,685)  (131%)     $ 106,712   (214%)
=============================================================================================================
Net loss per share - basic and diluted:
     Loss from continuing operations                  $ (2.52)        $ (2.10)   (20%)       $ (1.85)    36%
     Income (loss) from discontinued operations             -            0.94    100%              -      NA
     Extraordinary gain                                     -            0.05      NA           4.14      NA
-------------------------------------------------------------------------------------------------------------
       Net loss per share - basic and diluted         $ (2.52)        $ (1.11)  (127%)        $ 2.29   (210%)
=============================================================================================================
Weighted average number of shares outstanding
     - basic and diluted                               48,189          47,618                 46,538
=============================================================================================================

ICG Press Release, 4/26/00, Page 7



CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
($ in thousands)



                                                        March 31,       December 31,
                                                      --------------    --------------
                                                          2000              1999
--------------------------------------------------------------------------------------
Assets:
    Cash and cash equivalents                              $ 40,699         $ 103,288
    Short-term investments available for sale                31,115            22,219
    Receivables, net                                        156,511           168,731
    Property and equipment, net                           1,681,868         1,525,680
    Other assets, net                                       165,144           200,703
--------------------------------------------------------------------------------------
        Total assets                                    $ 2,075,337         2,020,621
======================================================================================


Liabilities and Stockholders' Deficit:
    Accounts payable and accrued liabilities              $ 305,446         $ 333,322
    Capital leases                                           81,724            71,438
    Debt                                                  2,053,557         1,906,697
    Other liabilities                                        50,908            33,705
--------------------------------------------------------------------------------------
       Total liabilities                                  2,491,635         2,345,162
--------------------------------------------------------------------------------------

    Redeemable preferred securities of subsidiaries         533,727           519,323

    Stockholders' deficit:
      Common stock                                              486               478
      Additional paid-in capital                            612,418           599,282
      Accumulated deficit                                (1,565,258)       (1,443,624)
      Accumulated other comprehensive gain                    2,329                 -
--------------------------------------------------------------------------------------
       Total stockholders' deficit                         (950,025)         (843,864)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
       Total liabilities and stockholders' deficit      $ 2,075,337       $ 2,020,621
======================================================================================


Diluted shares (in thousands)                                58,464            50,217

ICG Press Release, 4/26/00, Page 8



CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
($ in thousands)



                                                                                 Three Months Ended March 31,
                                                                                    2000            1999
-------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net (loss) income                                                                (121,634)        106,712
   Loss from discontinued operations                                                       -             111
   Extraordinary (gain) loss on sales of operations                                      301        (193,029)
   Adjustments  to  reconcile  net (loss)  income to net cash used by  operating activities:
      Accretion and preferred dividends on  preferred securities of subsidiaries      16,637          14,804
      Noncash interest expense, net of capitalized interest                           52,439          45,603
      Depreciation and amortization                                                   64,599          36,375
      Loss (gain) transactions, net                                                   (6,720)         (5,177)
      Deferred compensation and contribution to 401(k) through issuance of
        common stock                                                                   1,673           2,077
      Changes in operating assets and liabilities, excluding the effects of
        dispositions and noncash transactions                                        (49,727)        (55,381)
-------------------------------------------------------------------------------------------------------------
            Net cash used by operating activities                                    (42,432)        (47,905)
-------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Acquisition of property, equipment and other assets                              (141,299)        (99,151)
   Payments for construction of corporate headquarters                                (1,699)              -
   Proceeds from sales of assets, net of investment purchases and changes
     in restricted cash                                                               21,530         232,251
-------------------------------------------------------------------------------------------------------------
      Net cash (used) provided by investing activities                              (121,468)        133,100
-------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Proceeds from issuance of common stock                                             11,902           4,157
   Proceeds from issuance of long-term debt                                           95,000               -
   Principal payments on long-term debt, capital leases, and payments of
     preferred dividends                                                              (5,497)         (4,613)
-------------------------------------------------------------------------------------------------------------
      Net cash (used) provided by financing activities                               101,405            (456)
-------------------------------------------------------------------------------------------------------------

      Net increase (decrease) in cash and cash equivalents                           (62,495)         84,739
      Net cash used by discontinued operations                                           (94)         (3,356)
Cash and cash equivalents, beginning of period                                       103,288         210,307
-------------------------------------------------------------------------------------------------------------
 Cash and cash equivalents, end of period                                             40,699         291,690
=============================================================================================================

Supplemental disclosure of cash flows information of continuing operations:
    Cash paid for interest                                                             7,132           1,835
=============================================================================================================

Supplemental   schedule  of  noncash  investing  and  financing   activities  of
   continuing operations:
     Acquisition of corporate headquarters assets through issuance of long-term
       debt and conversion of security deposit                                             -          33,719
=============================================================================================================
   Assets acquired pursuant to IRU                                                    57,494               -
   Assets acquired under capital leases                                               14,415           3,760
-------------------------------------------------------------------------------------------------------------
      Total                                                                           71,909           3,760
=============================================================================================================
